United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2011
(Date of Report)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release issued by Ultralife Corporation (the “Company”) on April 29, 2011 relating to a $2.7 million charge, which will be accounted for as a reduction to revenues, to reflect a proposed settlement with the U.S. government related to three exigent contracts that were completed between 2003 and 2004, as more fully described below in Item 8.01 of this Report, which charge will be included in the Company’s financial results for the first fiscal quarter of 2011 and for the full year ended December 31, 2011.

As a result of the $2.7 million charge, management has updated its guidance for 2011 revenue and operating income from continuing operations and now expects revenue of approximately $165 million and operating income of approximately $7.8 million.  This guidance takes into account management’s previously announced decision to exit the Energy Services business and, once completed, to reclassify the Energy Services segment as a discontinued operation.

The press release is being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder.  The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01 Other Events.

As disclosed in the Company’s Form 10-K for the period ended December 31, 2010, the Company had recently received a proposed settlement from the U.S. Attorney’s office with respect to ongoing discussions it has had regarding three exigent, non-bid contracts with the U.S. government that have been subject to an audit and final price adjustment.  In September 2005, the Defense Contracting Audit Agency presented its findings related to its audits of the three exigent contracts and suggested a potential pricing adjustment of $1.4 million related to reductions in the cost of materials that occurred prior to the final negotiation of these contracts.  The Company fully cooperated with these audits and furnished the government with requested information and documents.

Under applicable federal law, the Company may have been subject to treble damages and penalties associated with the potential pricing adjustment.  In light of the uncertainty, the Company decided to enter into discussions with the government in April to negotiate a settlement.  On April 21, 2011, the Company was advised by the government that there was a $2.7 million settlement-in-principle to resolve all claims related to the contracts.  The settlement remains subject to final approval by the Department of Justice.

As a result of this action, the Company will record a $2.7 million charge as a reduction to revenues for the first quarter of 2011.  Payment terms have yet to be finalized with the U.S. government.

          Forward-Looking Statements

This report on Form 8-K may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties.  The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, and disruptions related to restructuring actions and delays.  The Company cautions investors not to place undue reliance on forward-looking statements, which reflect our analysis only as of the date of this filing.  We undertake no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances.  Further information on these factors and other factors that could affect the Company’s financial results is included in our filings with the United States Securities & Exchange Commission, including our latest Annual Report on Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release of Ultralife Corporation dated April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 29, 2011		ULTRALIFE CORPORATION

		By:	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Ultralife Corporation dated April 29, 2011